EXHIBIT 10.1

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT AND ASSUMPTION AGREEMENT

This Amendment No. 2 to Third Amended and Restated Credit Agreement and Assumption Agreement (“Amendment”) dated as of January 17, 2003, is made by and among Datum Inc., a Delaware corporation (“Datum”), Symmetricom, Inc., a Delaware corporation (“Symmetricom”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

This Amendment is made with reference to the following facts:

A. Datum is currently indebted to Bank pursuant to the terms and conditions of that certain Third Amended and Restated Credit Agreement dated as of October 1, 2002 between Datum, as borrower, and Bank (as amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

B. On May 23, 2002, Datum entered into a Merger Agreement (the “Merger Agreement”) with Symmetricom providing for the Merger. The Merger has occurred and, as a result thereof, Datum is a wholly-owned Subsidiary of Symmetricom as of the date of this Amendment.

C. Austin-Datum, Austron, Datum-Austin I, Datum-Austin II, Digital, Efraton and Systems, each a Subsidiary of Datum (collectively, with Datum, the “Current Loan Parties”), have executed and delivered to Bank the Existing Guaranty and one or more of the Existing Collateral Documents.

D. The Current Loan Parties intend to enter into a series of transactions whereby most (if not all) of them will be merged into and with Symmetricom (collectively, the “Reorganization”). The Reorganization is scheduled to occur during the first quarter of 2003.

E. The Current Loan Parties and Symmetricom have requested Bank to (i) consent to the Reorganization and (ii) permit Symmetricom to assume all of the duties and obligations of the Current Loan Parties under the Loan Documents (as amended hereby).

F. Subject to the terms and conditions contained herein, Bank (i) agrees to continue the Loan Documents in effect (as amended hereby) with Symmetricom as a party thereto and (ii) consents to the Reorganization; provided that Datum and Symmetricom, for the avoidance of doubt, acknowledge that such consent shall not apply to the Systems Trustee, it being understood that such consent, if required, must be obtained separately from the Systems Trustee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Datum, Symmetricom and Bank agree as follows:

1. Definitions.

(a) Except as the context may otherwise require, all references in the Credit Agreement and the other Loan Documents (including this Amendment) to “Borrower,” “Debtor,” “Grantor” and the like, which mean and refer to Datum, shall be amended to be references to (i) Datum and Symmetricom, jointly and severally, at all times prior to consummation of the Reorganization and (ii) to Symmetricom at all times thereafter.

(b) The following existing definitions in Section 1.1 of the Credit Agreement are amended to read in full as set forth below:

“Existing Letters of Credit” means the Letters of Credit issued and outstanding as of January 17, 2003, as more fully described in Annex 1 to Amendment No. 2.

“Line of Credit Termination Date” means March 15, 2003.

“Maximum Line of Credit Amount” means, as of any date of determination, the then outstanding Effective Amount of the Existing Letters of Credit, but in no event more than $2,851,802.35.

(c) Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical locations:

“Amendment No. 2” means that certain Amendment No. 2 to Third Amendment and Restated Credit Agreement and Assumption Agreement, dated as of January 17, 2003, by and among Datum, Symmetricom and Bank.

“Datum” means Datum Inc., a Delaware corporation.

“Reorganization” shall have the meaning specified for such term in the Recitals to Amendment No. 2.

“Symmetricom Collateral” shall have the meaning specified for such term in Section 2.6(a).

2. Modification of Article 2. Notwithstanding anything to the contrary in Article 2 of the Credit Agreement, from and after the date hereof, (a) no further Advances shall be made to Borrower nor shall any further Letters of Credit be issued for the benefit of Borrower or any other Loan Party and (b) Datum and Symmetricom acknowledge and agree that Bank shall be relieved of all further obligations under the Line of Credit except with respect to honoring conforming draws on the Existing Letters of Credit described on Annex 1 to this Amendment, as such Existing Letters of Credit are in effect on January 17, 2003, and in any event subject to the existing terms and conditions of all applicable Letter of Credit Agreements and related documents.

3. Section 2.3(d). Retroactive to (and including) January 1, 2003, Borrower shall have no obligation to pay Bank any commitment fee pursuant to Section 2.3(d) of the Credit Agreement.

4. Section 2.4. The first sentence of Section 2.4 of the Credit Agreement is amended to read as follows:

Datum and Symmetricom authorize Bank to collect all principal, interest and fees under the Line of Credit (including amounts necessary to reimburse Bank for draws made under the Existing Letters of Credit) by charging (a) Datum’s demand deposit account number 4643-084544 with Bank, (b) Symmetricom’s market rate account number 1009-419993 with Bank, or (c) any other demand deposit account maintained by Borrower or Symmetricom with Bank, in each case, for the full amount of any such principal, interest or fee.

5. Section 2.6 (a). Section 2.6(a) of the Credit Agreement is amended to read as follows:

(a) Borrower Collateral. As security for all indebtedness of Borrower to Bank under this Agreement and the other Loan Documents, Datum has heretofore granted, and hereby confirms its grant to Bank of, Liens of first priority in all of Datum’s personal property, including all accounts, rights to payment, general intangibles (including patents and patent applications), chattel paper, deposit accounts, instruments, documents, inventory, equipment, furniture, fixtures and products and proceeds of all of the foregoing, provided that the foregoing is subject to the release of collateral provisions set forth in Section 12 of Amendment No. 2. In addition to the foregoing, in connection with Amendment No. 2, Symmetricom grants to Bank, as security for all indebtedness of Borrower to Bank, a Lien of first priority in and to all funds (including principal and interest) evidenced by Wells Fargo Bank Market Rate Account Number 1009-419993 (the “Symmetricom Collateral”), provided such Lien shall apply to no more than $3,000,000 of such funds at any date of determination.

6. Sections 5.3 and 5.9. Upon the effective date of this Amendment, Borrower shall no longer have any obligation to provide the financial information described in Section 5.3(c), (d) or (e) or to comply with Section 5.9 regarding its consolidated financial condition.

7. Article 6. Upon the effective date of this Amendment, none of the Loan Parties (nor Symmetricom) shall have any obligation to comply with any of the covenants set forth in Article 6 of the Credit Agreement.

8. Section 7.1. Section 7.1(i) of the Credit Agreement is amended to read as follows:

(i)  Other than in connection with the consummation of the Reorganization, the dissolution or liquidation of Borrower or any other Loan Party or any of their directors,

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stockholders or members shall take action seeking to effect the dissolution of Borrower or such Loan Party.

9. Section 8.2. Borrower’s address for notices (as set forth in Section 8.2 of the Credit Agreement) is amended to read as follows:

SYMMETRICOM, INC. and

DATUM INC.

2300 Orchard Parkway

San Jose, California 95131

Attention: Chief Financial Officer

Telecopier: (408) 428-7894

Telephone: (408) 433-0910

10. Assumption. Symmetricom hereby assumes and agrees to pay when due all sums due or to become due or owing under the Loan Documents (as amended hereby) and shall hereafter faithfully perform all of Datum’s obligations under and be bound by all of the provisions of the Credit Agreement, the Line of Credit Note and the Letter of Credit Agreements as if Symmetricom were an original signatory thereto. This Amendment (and Symmetricom’s assumption of obligations evidenced hereby) does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor, except as expressly provided in this Amendment, does it in any way affect or impair the Lien of the Existing Collateral Documents.

11. Board Resolution. Symmetricom agrees to provide Bank, promptly after the adoption thereof and in any event not later than February 12, 2003, a copy (certified by the Secretary or Assistant Secretary of Symmetricom) of resolutions adopted by Symmetricom’s board of directors authorizing Symmetricom to assume Datum’s obligations under the Loan Documents (as described herein) and to grant Bank a security interest in the Symmetricom Collateral to secure such obligations, which resolutions shall be in form and substance reasonably satisfactory to Bank.

12. Release of Certain Collateral. Upon Symmetricom’s satisfaction of the requirement set forth in Section 11 above, and provided no Event of Default shall then exist, Bank agrees to execute and deliver to Symmetricom (or its designee) such documents and to take such actions as are necessary to evidence the release and termination of Bank’s Liens in the Collateral other than (a) the Symmetricom Collateral and (b) the Collateral encumbered by the Tozer Road Mortgage Documents if the release of such Lien is not then permitted either by (i) the terms of the Loan and Trust Agreement or the Tozer Road Mortgage Documents or (ii) the Systems Trustee if the Systems Trustee has a consent right regarding any such release so long as the Systems Letter of Credit remains outstanding and/or any portion of the Systems Bonds remains unpaid.

13. Consent to Reorganization. Subject to satisfaction of the conditions precedent set forth in Section 14 below and provided no Event of Default shall exist on the date thereof, Bank consents to the Reorganization.

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14. Conditions Precedent. The effectiveness of this Amendment and Bank’s agreements set forth herein are subject to the satisfaction of each of the following conditions precedent:

14.1 Documentation. Datum and Symmetricom shall have delivered or caused to be delivered to Bank, at their sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

(a) The executed original of this Amendment;

(b) An original Security Agreement: Specific Rights to Payment executed by Symmetricom; and

(c) Such other documents, instruments and consents as Bank may reasonably require.

14.2 Deposit of Symmetricom Collateral. Symmetricom shall have delivered to Bank, to the extent not previously delivered, the Symmetricom Collateral in an amount not less than $3,000,000.

14.3 Amendment Fee. Datum and Symmetricom shall have paid to Bank an amendment fee of $2,500, which fee shall be fully earned, and be non-refundable, upon execution and delivery of this Amendment.

14.4 Representations and Warranties. All of the representations and warranties of Datum and Symmetricom contained herein shall be true and correct on and as of the date of execution hereof and no Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

14.5 Satisfaction of Conditions. Upon satisfaction (or waiver by Bank) of the foregoing conditions precedent, Bank shall deliver (via facsimile or electronic mail) to Symmetricom and Datum a letter confirming such satisfaction (or waiver, as the case may be).

15. Representations And Warranties. Datum and Symmetricom make the following representations and warranties to Bank as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to Bank under the Credit Agreement and the other Loan Documents:

15.1 Reaffirmation of Prior Representations and Warranties. Datum and Symmetricom reaffirm and restate as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

15.2 No Default. After giving effect to this Amendment, no Event of Default or other default has occurred and remains continuing under any of the Loan Documents.

15.3 Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Datum and Symmetricom, have been duly authorized by all necessary action, and do not contravene any law, the articles of incorporation, bylaws, or other organizational documents of such parties, or result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon any of such parties.

15.4 No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any governmental agency, equity holder, beneficiary or creditor of Datum or Symmetricom.

15.5 Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligation of Datum and Symmetricom and are enforceable against such parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors’ rights generally.

16. Miscellaneous

16.1 Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

16.2 Further Assurances. Datum and Symmetricom, at their sole cost and expense, agree to execute and deliver all documents and instruments and to take all other actions as may be specifically provided for herein and as may be required in order to consummate the purposes of this Amendment. Datum and Symmetricom shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

16.3 No Third Parties. Except as specifically provided herein, no third party shall be benefitted by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

16.4 Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

16.5 Costs and Expenses. Without limiting the reimbursement obligations under the Credit Agreement, Datum and Symmetricom agree to pay all costs and expenses (including without limitation reasonable attorneys’ fees) expended or incurred by Bank in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

16.6 Integration; Interpretation. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties thereto.

16.7 Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Amendment shall not be binding on Bank until all parties have executed it.

16.8 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

16.9 Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

16.10 No Waiver. Nothing herein shall be deemed a waiver by Bank of any Event of Default, and nothing herein shall be deemed a waiver by Bank of any other default under the Credit Agreement or any document executed in connection with the Credit Agreement. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank’s right to enforce such term, covenant or condition at any other time.

16.11 Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

DATUM INC., a Delaware corporation		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ WILLIAM SLATER	By:	/s/ STEPHEN AMENDT
	Name: Title: CFO		Name: Title:

By:		By:
	Name: Title:		Name: Title:

SYMMETRICOM, INC., a Delaware corporation

By:	/s/ WILLIAM SLATER
Name: Title: CFO

Annex 1

EXISTING LETTERS OF CREDIT

SBLC #	Expiration	Beneficiary	Amount
NZS438156 (Should be expired)	1/1/03	Telstra International LTD.	14,559.90
NDS434902	3/1/04	Telstra International LTD.	34,520.00
NZS424719 (as amended)	9/1/03	Telstra International LTD.	69,784.00
NTS340416	7/1/04	China Construction Bank	18,069.45
NZS458980	12/5/03	Reliance Infocomm Limited	49,233.00
NZS397426 (the “Systems Letter of Credit”)	5/31/03	Wells Fargo Bank Minnesota, N.A.	2,665,636.00

TOTAL			2,851,802.35